Exhibit 10.36

RESIGNATION AND TRANSITION AGREEMENT

This Resignation and Transition Agreement (“Agreement”) is entered by and between Marshall Woodworth (“Woodworth”) and Furiex Pharmaceuticals (“Furiex” or the “Company”). Woodworth and the Company may be individually referred to as a “Party” and collective as the “Parties.” In consideration of the mutual promises and covenants contained herein, the Parties hereto agree as follows:

1.     Separation of Employment. In accordance with the Notice of Resignation attached as Exhibit A, Woodworth hereby tenders, and Furiex hereby accepts, his resignation of employment and notice of non-renewal in accordance with Article 2 of the January 29, 2010 Employment Agreement (“Employment Agreement”) between the Parties. The resignation shall be effective as of 6:00 p.m., Eastern Time, on January 29, 2014 (“Effective Resignation Date”). The resignation does not terminate the January 29, 2010 Severance Agreement between the Parties. Woodworth further tenders, and Furiex accepts, his resignation as an officer and director of the Company and its affiliates, and from any committees of the Board of Directors of the Company (“Board”) effective as of the end of the CFO Employment Period, as defined below, after which he will serve in a transition role through the Effective Resignation Date. Furiex and Woodworth have mutually agreed that in order to effectuate a smooth transition of duties, Woodworth’s employment with Furiex will terminate on the terms set forth below.

2.     Announcement of Resignation. Woodworth and Furiex agree that they will officially announce Woodworth’s resignation in a current report on Form 8K filed with the Securities and Exchange Commission and in an internal memorandum from the Company’s President and Chief Medical Officer (“Company President”). The text of both such announcements shall be mutually agreed upon by Woodworth and the Company President. Such announcement shall be coordinated to coincide with the announcement of Woodworth’s successor.

3.     Continuation of Active Employment. From the date of this Agreement through the earlier of 11:59:59 p.m., Eastern Time, on November 14, 2013, an Early Termination, as defined herein, or an Early Exit, as defined herein, as applicable (the “CFO Employment Period”), Woodworth agrees to continue to serve as Furiex’s Chief Financial Officer. Woodworth’s duties as Chief Financial Officer as well as his duties as an officer, director and/or member of Board committees will end at the conclusion of the CFO Employment Period. In the absence of an Early Termination or an Early Exit, from the end of the CFO Employment Period until the Effective Resignation Date, Woodworth will serve in a transition role (the “Transition Period”)

Woodworth agrees that during the CFO Employment Period and subject to the direction and modification of job responsibilities by the Company President, he will: 1) maintain normal office hours; and 2) perform all such duties and functions as would normally be expected of the Company’s Chief Financial Officer (including, but not limited to, serving as the Company’s principal financial officer for purposes of Securities and Exchange Commission reporting).

During the Transition Period, Woodworth will devote such time and attention as is necessary to effectively transition his current duties and responsibilities to his successor and/or others within the Company to the extent requested to do so by the Company President and will comply in all respects with the Company’s policies and procedures and the reasonable directives of the Company President. During the Transition Period, Woodworth is not expected to be in the Company’s office on a regular basis. To the extent Woodworth is not physically in the office through the Effective Resignation Date, Woodworth agrees to be available for consultation via email and/or telephone on matters requiring his assistance. The Company acknowledges and agrees that during the Transition Period, Woodworth will not be required or expected to expend full time on his duties for the Company and he may be involved in outside activities including other employment provided that such other employment is not full time employment, and further provided that such other activities do not impair his ability to be responsive to requests and directives of the Company during the transition period, in which case engaging in these other activities would be considered an Early Exit.

4.     Early Termination. The Company President/Board shall retain full discretion to terminate Woodworth’s employment, at their discretion, prior to the Effective Resignation Date for Good Cause or at the discretion of the President/Board (“Early Termination”). In the event of an Early Termination, the date of the Early Termination, as specified by the President/Board, shall be deemed to be the effective date of Woodworth’s resignation (the “Early Effective Resignation Date”), and Woodworth shall be relieved of any and all employment responsibility as of the Early Effective Resignation Date. In the event of an Early Termination which is not for Good Cause, Woodworthshall be entitled to the Consideration and other benefits specified in this Agreement subject to the execution and non-revocation of the Release as specified below.

For purposes of this Section, Good Cause shall be defined as set forth in Section 4.1 of the Employment Agreement as well as Woodworth’s unreasonable failure to assist in a professional and orderly transition of duties as requested by the Company President.

5.     Early Exit. Woodworth shall retain full discretion through the Effective Resignation Date to terminate his employment prior to the Effective Resignation Date, upon two (2) weeks written notice (“Early Exit”). In the event of an Early Exit, his employment shall end two (2) weeks after the date Woodworth tenders written notice of his Early Exit, unless another date is mutually agreed upon between the Company and Woodworth (the “Early Exit Date”), and Woodworth shall be relieved of any and all employment responsibility as of the Early Exit Date. The Company shall be relieved of any obligations to make payments or provide other compensation as set forth in the Employment Agreement or this Agreement except for the payment of salary and benefits and reimbursement of approved business expenses through the Early Exit Date.

6.     Consideration. Provided that Woodworth complies with all of his obligations pursuant to this Agreement through the Effective Resignation Date or the Early Effective Resignation Date and, on the date that his employment terminates, executes and does not timely revoke the Release Agreement attached hereto as Exhibit B (the “Release Agreement”) and subject to the exceptions set forth in Section 7 below, the Company shall:

a)           Pay Woodworth his regular base salary through the Effective Resignation Date;

b)          Continue Woodworth’s benefits, including but not limited to medical, vision, dental, life insurance and dental insurance, on the terms and conditions currently provided to Woodworth, through the Effective Resignation Date;

c)           Reimburse Woodworth for any necessary and reasonable business expenses incurred by Woodworth through the Effective Resignation Date/Early Effective Resignation Date, provided such expenses are compliant with Company policy and submitted for reimbursement within 30 days of Effective Resignation Date/Early Effective Resignation Date or as otherwise required by Company policy, whichever is earlier;

d)          Ensure that the 2,765 stock options under the February 24, 2012 stock grant, which would normally vest on February 24, 2014, shall vest on the Effective Resignation Date/Early Effective Resignation Date;

e)           Treat the Effective Resignation Date as the Termination Date, for purposes of and as defined in the January 29, 2010 Severance Agreement between the Parties (the “CIC Agreement”) such that the Effective Resignation Date shall be the date on which Woodworth’s employment is terminated such that he is entitled to the compensation and benefits provided for in the CIC Agreement;

f)           Agree, and hereby does agree, that nothing in this Agreement and none of the actions of the Parties under or pursuant to this Agreement shall be interpreted or construed as a Termination For Cause as defined in the CIC Agreement or Paragraph 10 of the 2010 Stock Plan.

g)          Waive, and hereby does waive, Woodworth’s post-employment non-competition obligations under Section 1.1 of the Non-Competition and Non-Solicitation Agreement attached as Annex B to the Employment Agreement as of the Effective Resignation Date/Early Effective Resignation Date. All other obligations under the Non-Competition and Non-Solicitation Agreement will remain in place and will not be waived.

For purposes of this Agreement, all of the foregoing seven items shall be referred to as the “Consideration.” All salary payments shall be made in accordance with the Company’s normal payroll practice and schedule, and shall be subject to taxes and normal withholdings. The Consideration set forth in this Agreement is in substitution of, and not in addition to any severance, pay and other benefits to which Woodworth might otherwise be entitled, with the exception that this Agreement shall not be construed or interpreted to waive any rights or benefits Woodworth would have under the CIC Agreement.

7.     Compensation upon Early Termination or Early Exit. In the event that Woodworth’s employment is terminated by virtue of an Early Termination for Good Cause or an Early Exit, the Company shall not be obligated to provide Woodworth any of the Consideration listed in Section 6, and the Termination Date for purposes of the CIC Agreement shall be Woodworth’s actual last day worked.

In the event that Woodworth’s employment is terminated by virtue of an Early Termination at the discretion of the Company President/Board without Good Cause, and subject to the execution and non-revocation of the Release as specified above, Woodworth shall be entitled to receive the Consideration delineated in Section 6, including specifically that the Termination Date for purposes of the CIC Agreement shall be January 29, 2014.

8.     280G and 409A limitations. To the extent that it is determined that any item of the Consideration provided in this Agreement would be subject to the Excise Tax as defined in the CIC Agreement, and/or is determined to constitute a payment from a “nonqualified deferred compensation plan” within the meaning of Sections 280G or 409A of the Code, the limitations on such payments as set forth in paragraphs 2.05 and 3 of the CIC Agreement shall apply.

9.     Release. For and in consideration of the consideration set forth herein as well as other good and valuable consideration, the receipt and legal sufficiency of which are hereby expressly acknowledged, Woodworth does for himself, his heirs, executors, personal agents, personal representative(s), administrators, successors and assigns, hereby unconditionally release, acquit and forever discharge the Company, its subsidiaries and affiliates, and their respective: present and former employees; officers; directors; agents; representatives; attorneys; insurers; successors; and assigns, and each of them respectively (the “Released Parties”) of and from all and any manner of action or actions, cause and causes of action, claims, demands, costs, expenses, attorneys’ fees, and all consequential, general, special, and punitive damages, known or unknown, on account of, or in any way related to or growing out of his employment with and/or the separation of his employment with the Company through the date of this Agreement and specifically including any alleged violation of:

(a)	Title VII of the Civil Rights Act of 1964;
(b)	Section 1981 of the United States Code;
(c)	The Employee Retirement Income Security Act of 1974 ("ERISA") (to the extent applicable and except for any vested benefits under any tax qualified benefit plan);
(d)	The Immigration Reform and Control Act;
(e)	The Americans with Disabilities Act of 1990;
(f)	The Age Discrimination in Employment Act of 1967 (“ADEA”);
(g)	The Worker Adjustment and Retraining Notification Act;
(h)	The Fair Credit Reporting Act;
(i)	The Family and Medical Leave Act;
(j)	The North Carolina Wage and Hour Act or the Fair Labor Standards Act;
(k)	The Equal Pay Act;
(l)	The Genetic Information Nondiscrimination Act (“GINA”);
(m)	The North Carolina Equal Employment Practices Act, the North Carolina Persons with Disabilities Protection Act, the Retaliatory Employment Discrimination Act;
(n)	any other federal, state, county, City or local law, rule, regulation, or ordinance;

(o)

any public policy, contract, tort, or common law including but not limited to any claims for wrongful discharge (actual or constructive), breach of implied or express contract, harassment of any kind, unpaid wages, vacation or sick leave pay, intentional or negligent infliction of emotional distress, defamation; ; or

(p)	any basis for recovering costs, fees, or other expenses including attorneys' fees.

It is the intention of the parties to this Agreement that all past and present claims which are or might be in controversy between Woodworth and the Released Parties, relating to all matters and consequences (potential or actual), arising out of the employment of Woodworth with the Company through the date of this Agreement may be forever put to rest, discharged and released.

10.           Acknowledgement of Waiver. Woodworth expressly acknowledges that by entering this Agreement he: 1) is waiving any claim that he might have to an award under the Cash Incentive Plan for 2013, and acknowledges that he has no entitlement to any award under the Cash Incentive Plan pursuant to Paragraph 3.2b of the Employment Agreement; and 2) has no entitlement to unvested stock options as of the Effective Resignation Date, under the Equity Plan, any Stock Option Plan or otherwise, except as expressly set forth herein, in particular, he is entitled to the accelerated vesting of the 2,765 stock options under the February 24, 2012 stock grant as described in Section 6 above and the treatment of unvested shares under the CIC Agreement provided he otherwise qualifies for benefits under the CIC within the time frames specified in the CIC.

11.           Acknowledgments and Affirmations. Woodworth affirms:

(a)	that he has carefully read and reviewed this Agreement, understands its contents, and is satisfied with the terms and conditions of this Agreement;

(b)

that he suffers from no legal disabilities or mental or physical disabilities which would disable him from executing this Agreement, nor has he taken any drugs or medication prior to the execution of this Agreement which would prevent him from understanding the terms hereof;

(c)

that he has not relied upon or been influenced to any extent by any representation or statement made by any of the Released Parties or their representatives or agents with regard to the subject matter, basis or effect of this Agreement or otherwise in executing this Agreement;

(d)

that if he discovers facts different from, or in addition to those which he now knows or believes to be true concerning his employment with the Company or his separation, that nevertheless this Agreement shall be and remain effective in all respects;

(e)	that he has not filed, caused to be filed, or presently is a party to any claim or lawsuit against the Released Parties;

(f)	that, to the full extent permitted by law, he will not aid in or participate in any suit or claim against the Released Parties except as may be required by any law or court order;

(g)	that he has been paid and/or has received all compensation, wages, and/or benefits to which he may be entitled through the date of this Agreement, except as specifically set forth in this Agreement;

(h)	that he has been granted any leave to which he was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws;

(i)	that he has no known workplace injuries or occupational diseases;

(j)	that he has not been retaliated against for reporting any allegations of wrongdoing by the Released Parties;

(k)

that he does not contend that any of the Company’s decisions regarding his pay and benefits through the date of his execution of this Agreement were discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law;

(l)

that the payments made to him pursuant to this Agreement and the CIC Agreement (to the extent he otherwise qualifies for benefits under the CIC within the time frames specified in the CIC.) encompass and include all monies which may be due to him by reason of his employment and that the Released Parties have no further obligation for monetary payments or any other claims which he may have or assert relative to his employment;

(m)	that the consideration provided to him pursuant to this Agreement is in excess of anything of value to which he is otherwise entitled; and

(n)	that he has voluntarily signed his name to this Agreement as his own free and voluntary act.

12.     No Waiver of Rights. Nothing in this Agreement shall be construed as nor is it intended as a waiver of: 1) any rights or claims against the Released Parties which may arise after the date of execution of this Agreement; 2) any right Woodworth may have to indemnification for any acts or omissions occurring in or arising from the course of his employment unless such act or omission involved willful or wanton conduct; 3) any right Woodworth may have to unemployment compensation, to the extent he applies and is otherwise eligible; or 4) any right to continuation coverage under the Company’s group health and other policies to the extent allowed by applicable law.

13.     Non-Disparagement. Both Parties agree that they will not intentionally or knowingly make any statements about the other which would be considered disparaging or defamatory. Any such comments will be treated as a breach of this Agreement. For purposes of this Agreement, the Company shall only be liable for the actions of senior level management and members of the board.

14.     Advice of Counsel. Woodworth expressly acknowledges that he has had the opportunity to consult with legal counsel of his own selection prior to the execution of this Agreement, and that his legal counsel has had sufficient opportunity to: review this Agreement; respond to any questions he may have; and advise him as to the effect of the terms contained herein. Woodworth further acknowledges that he has relied fully and completely on his own judgment and advice of his attorney in executing this Agreement.

15.     Complete Agreement. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to all subjects addressed herein and supersedes and replaces any and all prior negotiations and agreements, proposed or otherwise, whether written or oral, with the exception of the CIC Agreement to the extent specified herein, the Proprietary Information and Inventions Agreement executed on January 29, 2013 and attached as Annex A to the Employment Agreement, and the Non-Competition and Non-Solicitation Agreement entered on January 29, 2010 and attached as Annex B to the Employment Agreement (other than the non-competition provisions contained in Section 1.1 thereof, which will terminate upon the Effective Resignation Date/Early Effective Resignation Date). No amendment, deletion, addition, modification, or waiver of any provision of this Agreement shall be binding or enforceable unless in writing and signed by all parties.

16.     Severability. If any provision(s) or portions(s) of this Agreement are or become invalid, illegal or unenforceable, such provision(s) or portions(s) shall be deemed stricken and the remainder of this Agreement shall remain in full force and effect.

17.     No Admission of Liability. The parties specifically agree that this Agreement is not intended as or to be construed as an admission of liability by any party, all of whom expressly deny any wrongdoing or liability; and that neither party shall be considered a prevailing party for any purpose.

18.     Choice of Law. This Agreement shall be construed according to North Carolina law.

19.     Headings. The headings and paragraphs in this Agreement are for convenience only and shall not be construed or interpreted as any limitation or modification of the terms of this Agreement.

20.     Legal Fees. The Company will pay to Woodworth an additional sum for legal fees incurred in connection with the negotiation and review of this Agreement and/or the Release Agreement, up to a maximum of $5,000.00. Such reimbursement shall be made within thirty (30) days after Woodworth presents such documentation of the fees he incurred as the Company may require, but not later than forty-five (45) days after the Effective Resignation Date/Early Effective Resignation Date.

[Signature page to follow]

IN WITNESS WHEREOF, we have executed this Agreement this ____ day of October, 2013.

I, MARSHALL WOODWORTH, ACKNOWLEDGE THAT I HAVE CAREFULLY READ AND REVIEWED THIS AGREEMENT, UNDERSTAND ITS CONTENTS, AM SATISFIED WITH THE TERMS AND CONTENTS OF THIS AGREEMENT AND HAVE VOLUNTARILY SIGNED MY NAME TO THE SAME AS A FREE ACT AND DEED.

/s/ Marshall Woodworth (SEAL)

MARSHALL WOODWORTH

DATE: October 25, 2013

WITNESS: /s/ H. Robin Davis

(printed/typed name) H. Robin Davis

DATE: October 25, 2013

I CONSENT TO THE TERMS AS SET FORTH HEREIN ON BEHALF OF FURIEX PHARMACEUTICALS

/s/ June Almenoff JUNE ALMENOFF, President and Chief Medical Officer Date: October 25, 2013

Exhibit A

Notice of Resignation

I, Marshall Woodworth, hereby give notice of my resignation and notice of non-renewal pursuant to Article 2 of my Employment Agreement, effective January 29, 2014.

/s/ Marshall Woodworth
Marshall Woodworth

DATE:      October 25, 2013

WITNESS: _________________

Exhibit B

RELEASE AGREEMENT

This Release Agreement (“Agreement”) is entered by and between Marshall Woodworth (“Woodworth”) and Furiex Pharmaceuticals (“Furiex” or the “Company”). For purposes of this Agreement, any capitalized words not defined herein shall have the meaning ascribed to them in the Resignation Agreement. In consideration of the mutual promises and covenants contained herein, the Parties hereto agree as follows:

Separation of Employment. Woodworth resigned from his employment effective January 29, 2014 in accordance with the terms of the Resignation and Transition Agreement (“Resignation Agreement”) executed on October 25, 2013. Woodworth resigned as an officer or director of the Company and/or its affiliates, and from any committees of the Company’s Board of Directors effective as of 11:59:59 p.m., Eastern Time, on November 14, 2013. Woodworth and Furiex agree that Woodworth has complied with his obligations to Furiex from the date of the execution of the Resignation Agreement through the date of execution of this Agreement and, thus, is entitled to receive the consideration set forth herein, and in the Resignation Agreement, subject to the execution of this Agreement.

Consideration. Woodworth expressly acknowledges that the Company has paid to and/or on Woodworth’s behalf all wages and benefits due to Woodworth through the date of execution of this Agreement.

In exchange for Woodworth’s agreements hereunder, the Company shall provide and/or has provided the Consideration as defined and described in the Resignation Agreement. In addition, the Company shall:

1)	Allow Woodworth to retain the current cellular telephone number on the telephone he used for business purposes (which was Woodworth’s number prior to becoming employed with the Company);
2)

Provide a positive reference for Woodworth’s future employment from the Company’s President and direct all inquiries about Woodworth’s employment with the Company to the Company’s President or her successor;

3)	Provide Woodworth with assistance in transferring his Outlook contacts from his business computer to his personal computer;
4)	Transfer his personal email; and
5)

Pay to Woodworth a lump sum amount equal to any accrued, unused paid time off he has as of the last day of his actual employment which is payable in accordance with current company policy; with such amount to be paid on the Company’s next regular payroll date following last day of his actual employment.

The consideration set forth in this Agreement is in substitution of, and not in addition to any severance, pay and other benefits to which Woodworth might otherwise be entitled, with the exception that this Agreement shall not be construed or interpreted to waive any rights or benefits Woodworth would have under the CIC Agreement provided he otherwise qualifies for benefits under the CIC within the time frames specified in the CIC, or under the Resignation Agreement.

280G and 409A limitations. To the extent that it is determined that any consideration provided in this Agreement would be subject to the Excise Tax, as defined in the CIC Agreement and/or is determined to constitute a payment from a “nonqualified deferred compensation plan” within the meaning of Sections 280G or 409A of the Code, the limitations on such payments as set forth in paragraphs 2.05 and 3 of the CIC Agreement shall apply.

Release. For and in consideration of the consideration set forth herein as well as other good and valuable consideration, the receipt and legal sufficiency of which are hereby expressly acknowledged, Woodworth does for himself, his heirs, executors, personal agents, personal representative(s), administrators, successors and assigns, hereby unconditionally release, acquit and forever discharge the Company, its subsidiaries and affiliates, and their respective: present and former employees; officers; directors; agents; representatives; attorneys; insurers; successors; and assigns, and each of them respectively (the “Released Parties”) of and from all and any manner of action or actions, cause and causes of action, claims, demands, costs, expenses, attorneys’ fees, and all consequential, general, special, and punitive damages, known or unknown, on account of, or in any way related to or growing out of his employment with and/or the separation of his employment with the Company, through the date of this Agreement and specifically including any alleged violation of:

(a)	Title VII of the Civil Rights Act of 1964;
(b)	Section 1981 of the United States Code;
(c)	The Employee Retirement Income Security Act of 1974 ("ERISA") (to the extent applicable and except for any vested benefits under any tax qualified benefit plan);
(d)	The Immigration Reform and Control Act;
(e)	The Americans with Disabilities Act of 1990;
(f)	The Age Discrimination in Employment Act of 1967 (“ADEA”);
(g)	The Worker Adjustment and Retraining Notification Act;
(h)	The Fair Credit Reporting Act;
(i)	The Family and Medical Leave Act;
(j)	The North Carolina Wage and Hour Act or the Fair Labor Standards Act;
(k)	The Equal Pay Act;
(l)	The Genetic Information Nondiscrimination Act (“GINA”);
(m)	The North Carolina Equal Employment Practices Act, the North Carolina Persons with Disabilities Protection Act, the Retaliatory Employment Discrimination Act;
(n)	any other federal, state, county, City or local law, rule, regulation, or ordinance;
(o)

any public policy, contract, tort, or common law including but not limited to any claims for wrongful discharge (actual or constructive), breach of implied or express contract, harassment of any kind, unpaid wages, vacation or sick leave pay, intentional or negligent infliction of emotional distress, defamation; ; or

(p)	any basis for recovering costs, fees, or other expenses including attorneys' fees.

It is the intention of the parties to this Agreement that all past and present claims which are or might be in controversy between Woodworth and the Released Parties, relating to all matters and consequences (potential or actual), arising out of the employment of Woodworth with the Company or the separation of Woodworth’s employment with the Company may be forever put to rest, discharged and released.

Acknowledgement of Waiver. Woodworth expressly acknowledges that by entering this Agreement he: 1) is waiving any claim that he might have to an award under the Cash Incentive Plan for 2013, and acknowledges that he has no entitlement to any award under the Cash Incentive Plan pursuant to Paragraph 3.2b of the Employment Agreement; and 2) has no entitlement to unvested stock options as of the Effective Resignation Date, under the Equity Plan, any Stock Option Plan or otherwise, except as expressly set forth herein, in particular, he is entitled to the accelerated vesting of the 2,765 stock options under the February 24, 2012 stock grant as described in Section 6 of the Resignation Agreement and the treatment of unvested shares under the CIC Agreement provided he otherwise qualifies for benefits under the CIC within the time frames specified in the CIC.

.

Return of Property. Woodworth affirms that, as of this date, to the best of his knowledge, he has returned and/or will return all documents, records, apparatus, equipment and other physical property, or any reproduction of such property to the Company. Woodworth further affirms and agrees that, to the best of his knowledge, all of his personal items which were at the Company have been returned to him as of the date of execution of this Agreement.

Future Cooperation. Woodworth agrees to voluntarily cooperate with the Released Parties and their representatives in connection with any investigation, litigation, or other handling of any matter that may have occurred during the period of his work with the Company. The Company shall reimburse him for any reasonable expenses he incurs in providing such cooperation.

ADEA Acknowledgment. Woodworth represents and warrants that he received this Agreement on the 21st day of October 2013, and that he understands the provisions of this Agreement, including the release of any claims that he may have under the ADEA. WOODWORTH EXPRESSLY REPRESENTS AND WARRANTS THAT HE WAS ADVISED IN WRITING THAT HE HAD AT LEAST TWENTY-ONE DAYS IN WHICH TO CONSIDER THIS AGREEMENT, AND THAT HE SHOULD CONSULT AN ATTORNEY IN CONNECTION WITH THE EXECUTION OF THIS AGREEMENT. WOODWORTH FURTHER UNDERSTANDS THAT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT, HE MAY REVOKE THIS AGREEMENT, AND THE AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE TIME FOR REVOCATION HAS EXPIRED.

Acknowledgments and Affirmations. Woodworth affirms:

(a)	that he has carefully read and reviewed this Agreement, understands its contents, and is satisfied with the terms and conditions of this Agreement;
(b)

that he suffers from no legal disabilities or mental or physical disabilities which would disable him from executing this Agreement, nor has he taken any drugs or medication prior to the execution of this Agreement which would prevent him from understanding the terms hereof;

(c)

that he has not relied upon or been influenced to any extent by any representation or statement made by any of the Released Parties or their representatives or agents with regard to the subject matter, basis or effect of this Agreement or otherwise in executing this Agreement;

(d)

that if he discovers fact different from, or in addition to those which he now knows or believes to be true concerning his employment with the Company or his separation, that nevertheless this Agreement shall be and remain effective in all respects;

(e)	that he has not filed, caused to be filed, or presently is a party to any claim or lawsuit against the Released Parties;
(f)	that, to the full extent permitted by law, he will not aid in or participate in any suit or claim against the Released Parties except as may be required by any law or court order;
(g)	that he has been paid and/or has received all compensation, wages, and/or benefits to which he may be entitled through the date of this Agreement, except as specifically set forth in this Agreement;
(h)	that he has been granted any leave to which he was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws;
(i)	that he has no known workplace injuries or occupational diseases;
(j)	that he has not been retaliated against for reporting any allegations of wrongdoing by the Released Parties;
(k)

that he does not contend that any of the Company’s decisions regarding his pay and benefits through the date of his execution of this Agreement were discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law;

(l)

that the payments made to him pursuant to this Agreement encompass and include all monies which may be due to him by reason of his employment and that the Released Parties have no further obligation for monetary payments or any other claims which he may have or assert relative to his employment;

(m)	that the consideration provided to him pursuant to this Agreement is in excess of anything of value to which he is otherwise entitled; and
(n)	that he has voluntarily signed his name to this Agreement as his own free and voluntary act.

No Waiver of Rights. Nothing in this Agreement shall be construed as nor is it intended as a waiver of: 1) any rights or claims against the Released Parties which may arise after the date of execution of this Agreement; 2) any right Woodworth may have to indemnification for any acts or omissions occurring in or arising from the course of his employment unless such act or omission involved willful or wanton conduct; 3) any right Woodworth may have to unemployment compensation, to the extent he applies and is otherwise eligible; or 4) any right to continuation coverage under the Company’s group health and other policies to the extent allowed by applicable law.

Non-Disparagement. Both parties agree that they will not intentionally or knowingly make any disparaging statements about the other which would be considered disparaging or defamatory. Any such comments will be treated as a breach of this Agreement. For purposes of this Agreement, the Company shall only be liable for the actions of senior level management and members of the board.

Advice of Counsel. Woodworth expressly acknowledges that he has had the opportunity to consult with legal counsel of his own selection prior to the execution of this Agreement, and that his legal counsel has had sufficient opportunity to: review this Agreement; respond to any questions he may have; and advise him as to the effect of the terms contained herein. Woodworth further acknowledges that he has relied fully and completely on his own judgment and advice of his attorney in executing this Agreement.

Complete Agreement. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to all subjects addressed herein and supersedes and replaces any and all prior negotiations and agreements, proposed or otherwise, whether written or oral, with the exception of the CIC Agreement to the extent specified herein, the Resignation Agreement, the Proprietary Information and Inventions Agreement executed on January 29, 2013 and attached as Annex A to the Employment Agreement, and the Non-Competition and Non-Solicitation Agreement entered on January 29, 2010 and attached as Annex B to the Employment Agreement (other than the non-competition provisions contained in Section 1.1 thereof, which will terminate upon the Effective Resignation Date/Early Effective Resignation Date). No amendment, deletion, addition, modification, or waiver of any provision of this Agreement shall be binding or enforceable unless in writing and signed by all parties.

Severability. If any provision(s) or portions(s) of this Agreement are or become invalid, illegal or unenforceable, such provision(s) or portions(s) shall be deemed stricken and the remainder of this Agreement shall remain in full force and effect.

No Admission of Liability. The parties specifically agree that this Agreement is not intended as or to be construed as an admission of liability by any party, all of whom expressly deny any wrongdoing or liability; and that neither party shall be considered a prevailing party for any purpose.

Choice of Law. This Agreement shall be construed according to North Carolina law.

Headings. The headings and paragraphs in this Agreement are for convenience only and shall not be construed or interpreted as any limitation or modification of the terms of this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, we have executed this Agreement this ____ day of ___________, 201_.

I, MARSHALL WOODWORTH, ACKNOWLEDGE THAT I HAVE CAREFULLY READ AND REVIEWED THIS AGREEMENT, UNDERSTAND ITS CONTENTS, AM SATISFIED WITH THE TERMS AND CONTENTS OF THIS AGREEMENT AND HAVE VOLUNTARILY SIGNED MY NAME TO THE SAME AS A FREE ACT AND DEED.

_______________________________ (SEAL)

MARSHALL WOODWORTH

DATE:_________________________

WITNESS: ______________________________________

(printed/typed name) ______________________________

DATE: ________________________________

I CONSENT TO THE TERMS AS SET FORTH HEREIN ON BEHALF OF FURIEX PHARMACEUTICALS

______________________________________ JUNE ALMENOFF, MD, PhD FACP President and Chief Medical Officer Date: ________________